Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that all subsequent amendments to this statement on Schedule 13G may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.

Dated: April 4, 2014

Stone Lion Capital Partners L.P.

By:	/s/ Claudia L. Borg
Claudia L. Borg, Authorized Signatory

SL Capital Partners LLC

By:	/s/ Alan J. Mintz
Alan J. Mintz, Authorized Signatory

Stone Lion Capital LLC

By:	/s/ Alan J. Mintz
Alan J. Mintz, Authorized Signatory

Gregory A. Hanley

By:	/s/ Gregory A. Hanley
Gregory A. Hanley

Alan J. Mintz

By:	/s/ Alan J. Mintz
Alan J. Mintz